EXHIBIT 23.5

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration of ExecuFirst Bancorp, Inc. on Form S-4 of our report on the consolidated financial statements of Republic Bancorporation for the year ended December 31, 1994 dated March 3, 1995, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading 'Experts' in such Prospectus.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

January 29, 1996



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